EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Contact: Mike Ogburn (502) 636-4415, office (502) 262-0224, cellular mogburn@kyderby.com

CHURCHILL DOWNS INCORPORATED REPORTS FIRST QUARTER RESULTS

LOUISVILLE, Ky. (May 10, 2005) — Churchill Downs Incorporated (Nasdaq: CHDN) (“CDI” or “Company”) today reported results for the first quarter ended March 31, 2005.

        Net revenues were $56.3 million, up 49.1 percent compared with $37.7 million for the first quarter of 2004. CDI reported a net loss of $13.9 million, or $1.08 per share, compared with a net loss of $11.7 million, or $0.89 per share, in the same period one-year prior.

        CDI historically operates at a loss for the first quarter because it conducts minimal live racing events during the period. With its acquisition of Fair Grounds Race Course in October 2004, the Company added 61 race dates in the first quarter of 2005. However, gains resulting from these additional race dates were offset in part by $2.8 million in legislative spending related to the March 8 alternative gaming ballot initiative in Florida, as well as higher corporate expenses, and fewer simulcast dark days at Arlington Park versus the same period a year ago.

        Thomas H. Meeker, CDI’s president and chief executive officer, said the Company made important investments in strategic objectives in the quarter that should expand the CDI brand and deliver returns over the long-term. “We advanced or completed a number of brand-extending initiatives that required capital in the first quarter and we believe will impact our top line going forward. We completed our $121 million modernization of Churchill Downs, as well as the build out of our Customer Relationship Management (“CRM”) platform. We closed a successful meet at our new Fair Grounds Race Course operation. We continued to advocate for industry-friendly alternative gaming legislation in Florida. We announced a five-year Kentucky Derby sponsorship agreement with Visa USA. Also, we announced the renewal of our Derby broadcast rights with NBC, a network that has shown it can raise the profile of our great event and industry through its excellent coverage and marketing.

        “We expect such efforts to deliver growth over the course of several years and have already begun to see some of our investments manifest themselves onto our top line,” continued Meeker. “Our first meet at Fair Grounds Race Course, for example, delivered positive results for the first quarter, resulted in the first on- and off-track wagering gains for the track in four years’ time, and featured a Louisiana Derby that generated the highest wagering for a single day in state history. Patrons responded very favorably to the first Kentucky Derby and Oaks held in our newly renovated Churchill Downs facility, as demonstrated by the incredible on-track results that included Derby attendance of 156,435, the second-highest ever; on-track wagering of $22.1

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700 CENTRAL AVENUE o LOUISVILLE, KY 40208 o P: (502) 636-4400 o churchilldownsincorporated.com

Churchill Downs Incorporated Reports First Quarter Results
May 10, 2005

million, a new Derby record; and Oaks attendance of 111,243 and on-track wagering of $12.1 million, both records. We are equally thrilled with the success of the Derby across the country, as more than 20 million viewed the race and total wagering on the 131st running amounted to $156 million, topping the North American, single-day wagering record of $143 million set during last year’s Derby.”

        Meeker concluded, “These results, coupled with the roll out of our CRM initiative and Company-wide customer focus, provide us momentum as we transition into the current quarter and the heart of our racing season. The experience garnered from the second quarter should give us a much clearer view of business trends, which we look forward to sharing with you in our disclosures for that period.”

        A conference call regarding this release is scheduled for Wednesday, May 11, 2005, beginning at 9 a.m. EDT. Investors and other interested parties may listen to the teleconference by accessing the online, real-time webcast and broadcast of the call at www.churchilldownsincorporated.com/investor_relations or www.fulldisclosure.com, or by calling (913) 981-5532 at least 10 minutes before the appointed time. The online replay will be available at approximately noon and continue for two weeks. A six-day telephonic replay will be available two hours after the call ends by dialing (719) 457-0820 and entering 5125401 then prompted for the access code. A copy of the Company’s news release announcing earnings and relevant financial and statistical information about the period will be accessible at www.churchilldownsincorporated.com/investor_relations.

        In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company has provided a non-GAAP measurement, which presents a financial measure of Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”). CDI uses EBITDA as a key performance measure of results of operations for purposes of evaluating performance internally. The Company believes the use of this measure enables management and investors to evaluate and compare, from period to period, CDI’s operating performance in a meaningful and consistent manner. This non-GAAP measurement is not intended to replace the presentation of CDI’s financial results in accordance with GAAP.

        Churchill Downs Incorporated, headquartered in Louisville, Ky., owns and operates world-renowned horse racing venues throughout the United States. The Company’s seven racetracks in California, Florida, Illinois, Indiana, Kentucky and Louisiana host 121 graded-stakes events and many of North America’s most prestigious races, including the Kentucky Derby and Kentucky Oaks, Hollywood Gold Cup and Arlington Million. CDI racetracks have hosted nine Breeders’ Cup World Thoroughbred Championships – more than any other North American racing company. CDI also owns off-track betting facilities and has interests in various television production, telecommunications and racing services companies that support CDI’s network of simulcasting and racing operations. CDI trades on the Nasdaq National Market under the symbol CHDN and can be found on the Internet at www.churchilldownsincorporated.com.

This news release contains forward-looking statements made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Forward-looking statements speak only as of the date the statement was made. We assume no obligation to

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700 CENTRAL AVENUE o LOUISVILLE, KY 40208 o P: (502) 636-4400 o churchilldownsincorporated.com

Churchill Downs Incorporated Reports First Quarter Results
May 10, 2005

update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. Forward-looking statements are typically identified by the use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “should,” “will,” and similar words, although some forward-looking statements are expressed differently. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from our expectations include: the effect of global economic conditions; the effect (including possible increases in the cost of doing business) resulting from future war and terrorist activities or political uncertainties; the economic environment; the impact of increasing insurance costs; the impact of interest rate fluctuations; the effect of any change in the Company’s accounting policies or practices; the financial performance of our racing operations; the impact of gaming competition (including lotteries and riverboat, cruise ship and land-based casinos) and other sports and entertainment options in those markets in which we operate; the impact of live racing day competition with other Florida, Louisiana and California racetracks within those respective markets; costs associated with our efforts in support of alternative gaming initiatives; costs associated with our Customer Relationship Management initiatives; a substantial change in law or regulations affecting our pari-mutuel and gaming activities; a substantial change in allocation of live racing days; litigation surrounding the Rosemont, Illinois, riverboat casino; changes in Illinois law that impact revenues of racing operations in Illinois; a decrease in riverboat admissions subsidy revenue from our Indiana operations; the impact of an additional Indiana racetrack and its wagering facilities near our operations; our continued ability to effectively compete for the country’s top horses and trainers necessary to field high-quality horse racing; our continued ability to grow our share of the interstate simulcast market; our ability to execute our acquisition strategy and to complete or successfully operate planned expansion projects; our ability to adequately integrate acquired businesses; market reaction to our expansion projects; any business disruption associated with our facility renovations; the loss of our totalisator companies or their inability to provide adequate reliance on their internal control processes through SAS 70 reports or to keep their technology current; the need for various alternative gaming approvals in Louisiana; our accountability for environmental contamination; the loss of key personnel and the volatility of our stock price.

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700 CENTRAL AVENUE o LOUISVILLE, KY 40208 o P: (502) 636-4400 o churchilldownsincorporated.com

Churchill Downs Incorporated Reports First Quarter Results
May 10, 2005

CHURCHILL DOWNS INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF NET LOSS
for the three months ended March 31,
(Unaudited)
(In thousands, except per share data)

                                                                       2005       2004

Net revenues                                                        $56,252     $ 37,729
Operating expenses                                                   65,389       47,493
                                                                   --------     --------

     Gross loss                                                      (9,137)      (9,764)

Selling, general and administrative expenses                         14,142        9,078
                                                                   --------     --------

     Operating loss                                                 (23,279)     (18,842)
                                                                   --------     --------

Other income (expense):
          Interest income                                                86          116
          Interest expense                                           (2,647)      (1,384)
          Unrealized gain on derivative instruments                     206            -
          Miscellaneous, net                                            537          336
                                                                   --------     --------
                                                                     (1,818)        (932)
                                                                   --------     --------

Loss before income tax benefit                                      (25,097)     (19,774)

Income tax benefit                                                   11,200        8,028
                                                                   --------     --------

Net loss                                                           $(13,897)    $(11,746)
                                                                   --------     --------

Basic and diluted net loss per common share                          $(1.08)      $(0.89)

Basic and diluted weighted average shares
      outstanding                                                    12,881       13,257

Certain financial statement amounts have been reclassified in the prior periods to conform to current period presentation.

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Churchill Downs Incorporated Reports First Quarter Results
May 10, 2005

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION BY OPERATING UNIT
for the three months ended March 31,
(Unaudited)
(In thousands)

                                                            2005       2004
Net revenues from external customers:
  Kentucky Operations                                      $4,236    $ 4,725
  Hollywood Park                                            4,435      5,099
  Arlington Park                                           11,274     16,044
  Calder Race Course                                        1,628      1,530
  Hoosier Park                                              8,839      9,414
  Louisiana Operations                                     16,941          -
  CDSN                                                      8,766        879
                                                         --------    -------
      Total racing operations                              56,119     37,691
  Other investments                                             -         38
  Corporate                                                   133          -
                                                          -------    -------
                                                          $56,252    $37,729
                                                          =======    =======
Intercompany net revenues:
  Kentucky Operations                                     $   159    $     8
  Hollywood Park                                               90          5
  Arlington Park                                              171         11
  Calder Race Course                                          281        268
  Hoosier Park                                                 71          3
  Louisiana Operations                                      5,962          -
                                                         --------    -------
      Total racing operations                               6,734        295
  Other investments                                           138        145
  Corporate                                                   259        278
  Eliminations                                             (7,131)      (718)
                                                          -------    -------
                                                          $     -    $     -
                                                          =======    =======

EBITDA:
  Kentucky Operations                                     $(6,601)   $(6,176)
  Hollywood Park                                           (3,426)    (3,189)
  Arlington Park                                           (1,651)       404
  Calder Race Course                                       (5,741)    (2,652)
  Hoosier Park                                                414        674
  Louisiana Operations                                      1,660          -
  CDSN                                                      2,133       (133)
                                                         --------   --------
      Total racing operations                             (13,212)   (11,072)
  Other investments                                           178         15
  Corporate                                                (3,509)    (2,087)
                                                         --------   --------
     Total EBITDA                                         (16,543)   (13,144)
  Depreciation and amortization                            (5,993)    (5,362)
  Interest income (expense), net                           (2,561)    (1,268)
  Income tax benefit                                       11,200      8,028
                                                         -------    --------
  Net loss                                               $(13,897)  $(11,746)
                                                         ========   ========

Certain financial statement amounts have been reclassified in the prior periods to conform to current period presentation.

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Churchill Downs Incorporated Reports First Quarter Results
May 10, 2005

CHURCHILL DOWNS INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands) (unaudited)

                                                                 March 31,         December 31,
                                                                     2005                2004
                                                                     ----                ----
                         ASSETS
      Current assets:
           Cash and cash equivalents                             $  15,097         $  27,712
           Restricted cash                                           3,906             7,267
           Accounts receivable, net                                 21,905            50,523
           Deferred income taxes                                     3,204             3,940
           Income taxes receivable                                  11,305                 -
           Other current assets                                      9,547             3,999
                                                                 ---------         ---------
                Total current assets                                64,964            93,441

      Other assets                                                  18,748            17,196
      Plant and equipment, net                                     473,830           458,644
      Goodwill                                                      53,528            53,528
      Other intangible assets, net                                  18,925            19,149
                                                                  --------         ---------
                                                                  $629,995         $ 641,958
                                                                  ========         =========
      LIABILITIES AND SHAREHOLDERS' EQUITY
      Current liabilities:
           Accounts payable                                      $  18,425         $  34,233
           Purses payable                                           14,271             8,464
           Accrued expenses                                         32,570            37,511
           Dividends payable                                             -             6,430
           Deferred revenue                                         43,229            25,941
                                                                 ---------         ---------
                Total current liabilities                          108,495           112,579

      Long-term debt, due after one year                           246,382           242,770
      Other liabilities                                             20,788            20,424
      Deferred revenue                                              19,327            19,071
      Deferred income taxes                                          8,681             8,686
                                                                 ---------         ---------
                Total liabilities                                  403,673           403,530

      Commitments and contingencies                                      -                 -
      Shareholders' equity:
           Preferred stock, no par value;
                250 shares authorized; no shares issued                  -                 -
           Common stock, no par value; 50,000 shares
                authorized; issued: 12,928 shares March 31,
                2005 and 12,904 shares December 31, 2004           115,578           114,930
           Retained earnings                                       111,716           125,613
           Unearned compensation                                    (1,861)           (1,935)
           Accumulated other comprehensive income (loss)               889              (180)
                                                                  --------         ---------
                                                                   226,322           238,428
                                                                  --------         ---------
                                                                  $629,995         $ 641,958
                                                                  ========         =========

Certain financial statement amounts have been reclassified in the prior periods to conform to current period presentation.

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